Exhibit 10.12

ENGLISH TRANSLATION

Proxy Letter

Trustor: Tang Benguo

ID Card No.: 110108196509078919

Address: A4-8A Cuihai Garden, Qiaoxiang Road, Futian District, Shenzhen

Postal code: 518040

Trustee: Zhang Ruchun

ID Card No.: 110108196602159094

Address: 778C No. 3101, Qianhai Road, Nanshan District, Shenzhen, Guangdong Province

Postal code: 518051

I (Tang Benguo, a citizen of the People’s Republic of China) hereby irrevocably authorize the person designated by Noah Education Technology (Shenzhen) Co., Ltd.(“Noah Education”)(hereinafter “Trustee”) to exercise the following rights within the valid term of this Proxy Letter:

Grant the Trustee the full authority to act on my behalf:

Exercise all my voting powers as a shareholder of Shenzhen Zhiyuan Noah Internet Technology Co., Ltd.(“Zhiyuan Technology”), including, but not limited to, nominate and elect the directors, general manager and other senior management personnel of Zhiyuan Technology as my authorized representative at the shareholders’ meeting of Zhiyuan Technology.

The precondition for the said authorization and entrustment is that the Trustee is a citizen of the People’s Republic of China and a formal employee of Noah Education and agrees to such authorization and entrustment. Once the Trustee no longer serves Noah Education or Noah Education gives a written notice about the change of the Trustee, I will forthwith withdraw the entrustment and authorization granted to the Trustee, and designate/authorize the other employee of Chinese citizenship designated by Noah Education to exercise my voting powers hereof at the shareholders’ meeting of Zhiyuan Technology.

The Trustee shall perform the entrusted obligations in accordance with law and within the authorization scope in a prudent and diligent manner and indemnify the Trustor from and against all losses and damages as may arise from such authorization and entrustment (excluding the losses and damages caused due to the intentional act or gross negligence of the Trustor), failing which the Trustee shall assume all legal responsibilities to the Trustor and Zhiyuan Technology in accordance with law.

This Proxy Letter is valid for 10 years and becomes effective as from the date when I sign it.

/s/ Tang Benguo

Date: June 8, 2007